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                                                             EXHIBIT 23.1



                   Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-1, S-3 and S-8 (Nos. 33-2270, 33-10193, 2-85486, 2-85487,
2-91162, 2-85473, 33-5432, 2-63214, 33-22657, 33-30335, 33-37258,
33-15175, 33-47065, 33-51492, 33-60922, 33-49869 and 33-51511) of
Talley Industries, Inc. of our report dated February 22, 1994 appearing on page F-48 of this Form 10-K.







PRICE WATERHOUSE

Phoenix, Arizona
March 23, 1994